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                                  EXHIBIT 10.5


                             CONTRIBUTION AGREEMENT

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                             CONTRIBUTION AGREEMENT
                            (HISPANIC EXPRESS, INC.)

            This CONTRIBUTION AGREEMENT ("Agreement") is dated as of September 6, 2000 by and between CENTRAL FINANCIAL ACCEPTANCE CORPORATION, a Delaware corporation ("CFAC") and HISPANIC EXPRESS, INC., a Delaware corporation ("Hispanic Express").

            WHEREAS, concurrently herewith, CFAC has adopted a Plan of Complete Dissolution, Liquidation and Distribution (the "Plan of Liquidation") pursuant to which CFAC will be completely liquidated and dissolved;

            WHEREAS, pursuant to the Plan of Liquidation, CFAC will distribute for the benefit of its stockholders all of the issued and outstanding shares of Hispanic Express and Banner Central Finance Company, which are CFAC's wholly-owned first tier subsidiaries;

            WHEREAS, CFAC owns all of the issued and outstanding capital stock of (i) BCE Properties, Inc., a California corporation, (ii) Central Consumer Finance Company, a California corporation; and (iii) Centravel, Inc., a California corporation (collectively, the "Contributed Subsidiaries" and, with respect to the shares thereof, the "Contributed Shares"); and

            WHEREAS, CFAC desires to contribute to Hispanic Express the Contributed Shares, and Hispanic Express desires to assume the obligations and liabilities of CFAC and indemnify CFAC and its stockholders, all upon the terms and conditions set forth in this Agreement.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the parties agree as follows:

1. Contribution by CFAC to Hispanic Express. CFAC hereby contributes, conveys, assigns and delivers the Contributed Shares to Hispanic Express in accordance with Section 351 of the Internal Revenue Code of 1986, as amended, and Hispanic Express hereby accepts the Contributed Shares from CFAC.

2. Contribution of Additional Assets by CFAC to Hispanic Express. Prior to or upon the dissolution and liquidation of CFAC under the Plan of Liquidation, CFAC shall have the right to contribute, convey, assign and deliver to Hispanic Express, and Hispanic Express shall accept from CFAC, such additional CFAC assets as CFAC may choose at CFAC's sole and exclusive discretion.

3. Assumption of Obligations and Liabilities. Hispanic Express hereby assumes all obligations and liabilities of CFAC, whether past, present or future, known or unknown, contingent or otherwise, and of any kind or character.

4. Indemnification. Hispanic Express shall indemnify and hold harmless CFAC against and in respect of any damages, claims, demands, debts, obligations, losses, liabilities, costs and expenses (collectively, "Damages") incurred or suffered by CFAC that arise out of,

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        relate to or are connected with any breach of any provision of this
        Agreement By Hispanic Express.

        (a) Hispanic Express shall indemnify and hold harmless each person or entity that is a stockholder of CFAC on the date that CFAC dissolves and liquidates under the Plan of Liquidation against and in respect of any Damages incurred or suffered by such person or entity (i) that arise out of, relate to or are connected with any breach of any provision of this Agreement By Hispanic Express or (ii) because such person or entity, by virtue of being a stockholder of CFAC on the date that CFAC dissolves and liquidates under the Plan of Liquidation, is or becomes liable for any Damages that would have otherwise been incurred or suffered by CFAC if CFAC did not dissolve and liquidate under the Plan of Liquidation.

5. Representations and Warranties of CFAC. CFAC represents and warrants to Hispanic Express as follows:

        (a) Title to Contributed Shares. The Contributed Shares have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record, beneficially and directly by CFAC, free and clear of any security interests, liens, encumbrances, equities or claims, except for those that may exist under the terms and conditions of that certain Pledge Agreement dated August 11, 2000 between CFAC and Union Bank of California, N.A. Upon delivery of the stock certificates representing the Contributed Shares to Hispanic Express, valid and marketable title to the Contributed Shares will pass free and clear of any security interests, liens, encumbrances, equities or claims, except as described in the immediately preceding sentence.

        (b) Good Standing. Each of the Contributed Subsidiaries is a corporation duly organized, validly existing and in good standing under its jurisdiction of incorporation, has full power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted, and is duly qualified or licensed to do business as a foreign corporation, and is in good standing, in all jurisdictions where the character of the properties it owns, leases or operates, or the conduct of its business, requires such qualification or licensing.

        (c) Permits. CFAC and each of the Contributed Subsidiaries holds all permits, licenses and franchises necessary for or material to the current use, occupancy or operation of their respective businesses; and no notice of violation of any applicable permit, license or franchise or other similar law binding on CFAC or any of the Contributed Subsidiaries with respect to their respective businesses has been received.

        (d) Governmental Authorizations. No governmental authorization, approval, order, license, permit, franchise, or consent and no registration, declaration or filing by CFAC or any of the Contributed Subsidiaries with any governmental authority is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

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        (e)    Due Authorization. CFAC has full legal right, power and
               authority, and all approvals required by law, to enter into this Agreement, to sell, assign, transfer and deliver the Contributed Shares in the manner provided in this Agreement and to perform all of its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement constitutes the legal, valid and binding obligation of CFAC, enforceable in accordance with its terms.

6. Deliveries of CFAC. Concurrently with the execution of this Agreement, CFAC is delivering to Hispanic Express the stock certificates representing the Contributed Shares, duly endorsed in blank or accompanied by proper instruments of transfer duly signed by CFAC and accompanied by necessary transfer tax stamps or funds therefor.

7. Further Assurances. CFAC agrees at any time and from time to time, upon the request of Hispanic Express, to do, execute, acknowledge and deliver, or to cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, powers of attorney and assurances as may be required for the better assigning, transferring, conveying, and confirming to Hispanic Express, or to its successors and assigns, of any or all of the Contributed Shares and to carry out the terms and conditions of this Agreement.

8. Survival of Representations and Warranties. The representations and warranties contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and remain in full force and effect, notwithstanding any investigation at any time made by or on behalf of the parties.

9. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement may not be assigned or delegated by any party without the consent of the other parties.

10. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing (including telecopier or similar writing) and shall be deemed to have been given at the time when mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, or sent by Federal Express or other similar overnight courier service, addressed to 5480 East Ferguson Drive, Commerce, California 90022 or to such changed address as such party may have fixed by notice or, if given by telecopier, when such telecopy is transmitted and the appropriate answer back is received.

11. Governing Law. This Agreement shall be governed by the laws of the State of California without giving effect to the principles of conflicts of law.

12. Entire Agreement. This Agreement sets forth the entire agreement among the parties with respect to its subject matter. This Agreement may not be amended or otherwise modified except in writing duly executed by all of the parties. No waiver of any

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        provision or breach of this Agreement shall be effective unless such waiver is in writing and signed by the party against which enforcement of such waiver is sought. A waiver by any party of any breach or violation of this Agreement shall not be deemed or construed as a waiver of any subsequent breach or violation thereof.

13. Severability. Should any part, term or condition hereof be declared illegal or unenforceable or in conflict with any other law, the validity of the remaining portions or provisions of this Agreement shall not be affected thereby, and the illegal or unenforceable portions of the Agreement shall be and hereby are redrafted to conform with applicable law, while leaving the remaining portions of this Agreement intact.

14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

15. Headings. Section headings are for convenience only and do not control or affect the meaning or interpretation of any terms or provisions of this Agreement.

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            IN WITNESS WHEREOF the parties have executed this Agreement as of the date first set forth above.

                                        CENTRAL FINANCIAL ACCEPTANCE CORPORATION



                                        By: /s/ Gary M. Cypres
                                            ------------------------------------
                                            Chief Executive Officer

                                        HISPANIC EXPRESS, INC.



                                        By: /s/ Gary M. Cypre s
                                            ------------------------------------
                                            Chief Executive Officer, President
                                            and Secretary